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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12


                             THE ROUSE COMPANY
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              (Name of Registrant as Specified in its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following is a set of Frequently Asked Questions that was first posted on Rouse's intranet on October 27, 2004.

OCTOBER 27, 2004

FREQUENTLY ASKED QUESTIONS BY EMPLOYEES OF THE ROUSE COMPANY
REGARDING MERGER WITH
GENERAL GROWTH PROPERTIES, INC. ("GGP")

WHAT WILL HAPPEN TO PAID TIME OFF TIME FOR 2004?
If the merger closes this year, employees of the combined company will receive any time off credit hours per General Growth's policies on 1/1/05. Years of service with TRC will be recognized for allocation of time off credit hours.

Any corporate or field exempt employee will be able to roll over any unused, accrued sick time to GGP, up to a maximum of 240 hours. Hourly field employees with pooled time off will be paid out according to TRC policy.

Up to 40 hours of unused, accrued vacation time will be able to be rolled over to 2005. GGP does not have any occasional absence days and therefore there will be no carry over of these days.

WILL ELIGIBLE SECURITY FORCE EMPLOYEES STILL RECEIVE A POOLED TIME OFF PAYOUT AT THE END OF 2004 OR WILL THIS UNUSED TIME ROLL INTO THE SICK TIME "BUCKET" FOR 2005?
If the merger closes in 2004, any Security employee retained by the combined company or one of the Security Contracting Companies will receive his/her pooled time off payout per TRC policy.

WILL GGP OFFER AN EARLY RETIREMENT PACKAGE (75 RULE) THAT IS SIMILAR TO THE TRC EARLY RETIREMENT PLAN TO ELIGIBLE EMPLOYEES WITH RETIREE MEDICAL BENEFITS, OR WILL TRC OFFER AN EARLY RETIREMENT PLAN TO ELIGIBLE EMPLOYEES PRIOR TO CLOSING WITH RETIREE MEDICAL BENEFITS?
There are currently no plans to offer anyone early retirement packages.

IF THE DEAL CLOSES AND I BECOME AN EMPLOYEE OF THE COMBINED COMPANY, WILL I BE ABLE TO CONTRIBUTE TO THE GGP 401K PLAN IMMEDIATELY OR IS THERE A WAITING PERIOD? IF I CAN CONTRIBUTE, WHAT IS THE MATCHING PERCENTAGE BY GGP? WHO ADMINISTERS GGP'S 401K?
The Vanguard Group administers GGP's 401K plan. Any current TRC 401K plan participant who is an employee of the combined company will be able to participate in GGP's plan effective 1/1/05, if the closing occurs in 2004. The current GGP match is $1 for each $1 on the first 4% deferred and $.50 for each $1 on the next 2% deferred. There is no waiting period for vesting.

WHAT IS GGP'S INTENT WITH REGARDS TO THE TRC HEADQUARTERS BUILDING IN COLUMBIA, MD?
At this time, GGP intends to retain the TRC headquarters building indefinitely.

THE TRC HANDBOOK SAYS THAT IF AN EMPLOYEE IS NOT OFFERED A "SIMILAR OR EQUIVALENT POSITION WITHIN 30 DAYS" AFTER A TRANSFER OF OWNERSHIP OR MANAGEMENT, THE EMPLOYEE IS CONSIDERED TERMINATED AS A REDUCTION IN FORCE. WILL THIS APPLY TO ALL EMPLOYEES, INCLUDING THOSE IN HQ, AFTER THE CLOSING? Unless communicated otherwise, all employees of TRC should plan to come to work as usual the day after the closing of the merger. After the closing, unless communicated otherwise, all TRC employees will continue to be employees of the combined company.

THE ROUSE "VACATION" YEAR ENDS AROUND DECEMBER 23RD (I.E., WE WOULD HAVE STARTED ACCRUING AND USING 2005 VACATION DAYS AFTER THAT TIME). SO, IF THE TRANSACTION CLOSES BEFORE DECEMBER 23RD, WILL CONTINUING EMPLOYEES BE ABLE TO ACCRUE ANY ADDITIONAL VACATION DAYS TO USE OVER THE HOLIDAYS? THIS QUESTION COMES UP BECAUSE MANY PEOPLE USED THEIR HOLIDAY VACATION DAYS IN DECEMBER 2003, NOT PLANNING FOR SUCH A TRANSACTION. THEY BELIEVED THEY WOULD (AS USUAL) HAVE NEXT YEAR'S DAYS TO USE THIS DECEMBER. PLEASE ADVISE? If the closing occurs in 2004, any employees of the combined company would receive new time off credit as of 1/1/05. Due to the differences between GGP's and TRC's policies, those employees who have used all of their 2004 vacation time will be allowed to use vacation time between December 24 and December 31, 2004 and have it deducted from their 1/1/05 credited time off. These employees will need to manage their remaining time off for the balance of 2005, as there will not be an advance provided for 2006 credit.

CAN YOU TELL ME WHAT WILL BE THE PAID TIME OFF POLICY, ONCE THE MERGER CLOSES, FOR THANKSGIVING, CHRISTMAS AND THE NEW YEAR HOLIDAYS FOR TRC EMPLOYEES WHO BECOME EMPLOYEES OF THE COMBINED COMPANY?
If the closing occurs before the holidays in 2004, former TRC employees will continue to have Thanksgiving Day -- Thursday, November 25th, and Christmas Eve -- Friday, December 24th as a holiday with paid time off.

GGP's headquarters in Chicago and all of its regional offices are open the day after Thanksgiving and the day after Christmas. Therefore, GGP's Columbia office will be open on Friday, November 26th and Monday, December 27th. A "skeleton staff" will be needed in Columbia to support business activities on those two days. Employees who volunteer to work one of those days will be given another day off of their choice during the 2004 holiday season.

As of 1/1/05, employees of the combined company would be eligible, at the corporate and regional offices for New Years Day as a paid holiday. GGP will honor New Years Eve, December 31st as the 2005 New Years Day paid holiday. Mall employees would receive a credit for 10 personal holidays on 1/1/05 to use on their days of choice. They may take 1/1/05 as a paid personal day if they have it approved in advance by their supervisor.

DOES TRC PLAN ON DISTRIBUTING BONUSES TO ACTIVE EMPLOYEES FOR YEARS OF DEDICATED SERVICE?
There are no plans for a program of this kind.


                   CAUTIONARY FORWARD LOOKING STATEMENTS

This document includes forward-looking statements, which reflect the Company's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words "will," "plan," "believe," "expect," "anticipate," "should," "target," "intend," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company's Form 10-Q for the quarter ended June 30, 2004.


                           ADDITIONAL INFORMATION

On October 9, 2004, Rouse began the process of mailing its definitive proxy statement, together with a proxy card. Stockholders of the Company are advised to read Rouse's proxy statement, and any other relevant documents filed with the SEC, because they contain important information regarding the merger. Investors and security holders of the Company are advised to read the proxy statement, and any other relevant documents filed with the SEC, because they contain important information regarding the merger.

Investors and security holders may also obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC's website at http://www.sec.gov. Copies of the Company's proxy statement and other SEC filings are also available on the Company website at http://www.therousecompany.com under "Investor Relations." Copies of the proxy statement and the Company's other filings with the SEC may also be obtained from the Company free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044,
Attention: Investor Relations. Investors should read the definitive proxy statement carefully before making any voting decisions.

Information regarding Rouse's directors and executive officers who were in office at the time of the 2004 annual meeting of stockholders is available as to those directors and executive officers in the Company's proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of Rouse management and the Company's employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.